UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

ONCOMED PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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ONCOMED PHARMACEUTICALS, INC.

800 Chesapeake Drive

Redwood City, California 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 18, 2014

To the Stockholders of OncoMed Pharmaceuticals, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (“Annual Meeting”) of OncoMed Pharmaceuticals, Inc., a Delaware corporation (referred to herein as the “Company”, “we” or “our”), will be held on June 18, 2014, at 9:00 a.m. local time, at the Company’s headquarters located at 800 Chesapeake Drive, Redwood City, California 94063 for the following purposes:

1.	To elect two directors to hold office until the 2017 annual meeting of stockholders or until their successors are elected;

2.

To ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for the Company’s fiscal year ending December 31, 2014;

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement. Only stockholders who owned our common stock at the close of business on April 21, 2014 (the “Record Date”) can vote at this meeting or any adjournments that take place.

We have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, stockholders will not receive paper copies of our proxy materials, unless they specifically request them. We will send a Notice of Internet Availability of Proxy Materials on or about May 6, 2014 to our stockholders of record as of the close of business on the Record Date. We are also providing access to our proxy materials over the Internet beginning on or about May 6, 2014. Electronic delivery of our proxy materials will significantly reduce our printing and mailing costs, and the environmental impact of the proxy materials.

The Notice of Internet Availability of Proxy Materials contains instructions for accessing the proxy materials, including the Proxy Statement and our annual report, and provides information on how stockholders may obtain paper copies free of charge. The Notice of Internet Availability of Proxy Materials also provides the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the recommendation from our Board of Directors with regard to each matter; and information on how to attend the meeting.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. You may vote on the Internet, by telephone or by completing and mailing a proxy card or the form forwarded by your bank, broker or other holder of record. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

Our Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm as described in Proposal No. 2 of the Proxy Statement.

By Order of the Board of Directors

/s/ Paul J. Hastings
Paul J. Hastings Chairman and Chief Executive Officer

Redwood City, California

April 28, 2014

ONCOMED PHARMACEUTICALS, INC.

800 Chesapeake Drive

Redwood City, California 94063

PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JUNE 18, 2014

The Board of Directors (the “Board”) of OncoMed Pharmaceuticals, Inc. (referred to herein as the “Company”, “OncoMed”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2014 Annual Meeting of Stockholders to be held on Wednesday, June 18, 2014, at 9:00 a.m. local time, at our headquarters located at 800 Chesapeake Drive, Redwood City, California 94063, and any adjournment or postponement of that meeting (the “Annual Meeting”). This Proxy Statement is dated as of April 28, 2014.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record as of April 21, 2014 (the “Record Date”), while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials, or to request a printed set of the proxy materials. Instructions on how to request a printed copy by mail or e-mail may be found in the Notice of Internet Availability of Proxy Materials and on the website referred to in the Notice of Internet Availability of Proxy Materials, including an option to request paper copies on an ongoing basis. On or about May 6, 2014, we are making this Proxy Statement available on the Internet and are mailing the Notice of Internet Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting. We intend to mail or e-mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested copies of such materials by mail or e-mail, within three business days of request.

The only voting securities of OncoMed are shares of common stock, $0.001 par value per share (the “common stock”), of which there were 29,548,406 shares outstanding as of the Record Date. We need the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, to hold the Annual Meeting.

The Company’s Annual Report on Form 10-K, which contains financial statements for fiscal year 2013 (the “Annual Report”), accompanies this Proxy Statement if you have requested and received a copy of the proxy materials in the mail. Stockholders that receive the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and the Annual Report at the website referred to in the Notice of Internet Availability of Proxy Materials. The Annual Report and this Proxy Statement are also available on the “Financial Information” section on our investor relations website at http://investor.shareholder.com/oncomed/ and at the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov. You also may obtain a copy of OncoMed’s Annual Report, without charge, by writing to our Investor Relations department at the above address.

THE PROXY PROCESS AND STOCKHOLDER VOTING

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 21, 2014 (the “Record Date”), will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 29,548,406 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy on the Internet or by telephone or by returning a proxy card if you request and receive one. Whether or not you plan to attend the Annual Meeting, to ensure your vote is counted we urge you to vote by proxy on the Internet as instructed in the Notice of Internet Availability of Proxy Materials, by telephone as instructed on the website referred to on the Notice of Internet Availability of Proxy Materials, or (if you request and receive a proxy card by mail or e-mail) by signing, dating and returning the proxy card sent to you or by following the instructions on such proxy card to vote on the Internet or by telephone.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a legal proxy from your broker or other agent who is the record holder of the shares, authorizing you to vote at the Annual Meeting.

What am I being asked to vote on?

You are being asked to vote on two proposals:

•	Proposal No. 1: the election of two Class I directors to hold office until our 2017 Annual Meeting of Stockholders; and

•

Proposal No. 2: the ratification of the selection, by the audit committee of our Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How does the Board recommend I vote on the Proposals?

The Board recommends that you vote:

•	FOR each of the Class I director nominees; and

•	FOR ratification of Ernst & Young LLP as our independent registered public accounting firm.

How do I vote?

•	For Proposal 1, you may either vote “For,” or “Withhold” your vote from, any of the nominees to the Board.

•	For Proposal 2, you may either vote “For” or “Against” the proposal, or “Abstain” from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting, depending on whether you are a stockholder of record or a beneficial owner, are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in any of the following manners:

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote over the Internet prior to the Annual Meeting, follow the instructions provided on the Notice of Internet Availability of Proxy Materials or on the proxy card that you request and receive by mail or e-mail. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

•

To vote by telephone, call the toll free number found on the proxy card you request and receive by mail or e-mail or the toll free number that you can find on the website referred to on the Notice of Internet Availability of Proxy Materials.

•

To vote by mail, complete, sign and date the proxy card you request and receive by mail or e-mail, and return it promptly. As long as your signed proxy card is received before the Annual Meeting, we will vote your shares as you direct.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy by mail, Internet or telephone to ensure your vote is counted. The Internet and telephone voting facilities for eligible stockholders of record will close at 1:00 a.m. Eastern Time on June 18, 2014. Even if you have submitted your vote before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted, or follow such instructions to submit your vote by the Internet or telephone, if the instructions provide for Internet and telephone voting. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Who counts the votes?

Computershare Trust Company, N.A. (“Computershare”) has been engaged as our independent agent to tabulate stockholder votes, or Inspector of Election. If you are a stockholder of record, and you choose to vote over the Internet prior to the Annual Meeting or by telephone, Computershare will access and tabulate your vote electronically, and if you have requested and received proxy materials via mail or e-mail and choose to sign and mail your proxy card, your executed proxy card is returned directly to Computershare for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in “street name”) returns one proxy card to Computershare on behalf of all its clients.

How are votes counted?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting. For Proposal 1, the Inspector of Election will separately count “For” and “Withheld” votes and broker non-votes for each nominee. For Proposal 2, the Inspector of Election will separately count “For” and “Against” votes, abstentions and broker non-votes. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to follow the instructions provided by your broker to instruct your broker how to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” and “non-routine”?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014 (Proposal 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1) is considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.

How many votes are needed to approve the proposal?

With respect to Proposal 1, the election of directors, the two nominees receiving the highest number of “For” votes will be elected. Only votes “For” or “Withheld” will affect the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.

With respect to Proposal 2, the affirmative vote of the majority of votes cast is required for approval. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the two nominees for director, and “For” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice of Internet Availability of Materials or more than one set of printed materials?

If you receive more than one Notice of Internet Availability of Materials or more than one set of printed materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must follow the instructions for voting on each Notice of Internet Availability of Proxy Materials or proxy card you receive via mail or e-mail upon your request, which include voting over the Internet, telephone or by signing and returning any of the proxy cards you request and receive.

Can I change my vote after submitting my proxy vote?

Yes. You can revoke your proxy vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy vote in any one of three ways:

•	You may submit a new vote on the Internet or by telephone or submit a properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to OncoMed’s General Counsel at 800 Chesapeake Drive, Redwood City, California 94063.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

How will voting on any business not described in this Proxy Statement be conducted?

We are not aware of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other matter is properly presented at the Annual Meeting, your proxy will vote your shares using his or her best judgment.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 6, 2015, to OncoMed’s Secretary at 800 Chesapeake Drive, Redwood City, California 94063. If you wish to submit a proposal that is not to be included in our proxy materials for the next year’s annual meeting pursuant to the SEC’s shareholder proposal procedures or to nominate a director, you must do so between February 18, 2015 and March 20, 2015; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after June 18, 2015, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 29,548,406 shares outstanding and entitled to vote. Accordingly, 14,774,204 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

If you are a stockholder of record, your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. If you are a beneficial owner of shares held in “street name,” your shares will be counted towards the quorum if your broker or nominee submits a proxy for your shares at the Annual Meeting, even such proxy results in a broker non-vote due to the absence of voting instructions from you. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Implications of being an “emerging growth company.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Directions to Annual Meeting

To obtain directions to our Annual Meeting, which is to be held at our headquarters located at 800 Chesapeake Drive, Redwood City, California 94063, please visit http://www.oncomed.com/Contact.html.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board currently consists of ten seated directors, divided into the three following classes:

•	Class I directors: James W. Broderick, M.D., James Woody, M.D., Ph.D., Elisha P. (“Terry”) Gould III and Michael S. Wyzga, whose current terms will expire at the Annual Meeting;

•	Class II directors: Paul J. Hastings, Laurence Lasky, Ph.D. and Denise Pollard-Knight, Ph.D., whose current terms will expire at the annual meeting of stockholders to be held in 2015; and

•	Class III directors: Jack W. Lasersohn, J.D., Deepa R. Pakianathan, Ph.D. and Jonathan D. Root, M.D., whose current terms will expire at the annual meeting of stockholders to be held in 2016.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.

Drs. Broderick and Woody, who currently serve as Class I directors, are not standing for election at the Annual Meeting and will therefore cease to serve as directors of the Company as of the close of the Annual Meeting. The Board has correspondingly decreased the authorized number of directors to eight, such that there will only be two Class I director seats up for election at the Annual Meeting and there will be no vacancies when Drs. Broderick and Woody cease to be directors. Messrs. Gould and Wyzga have been nominated for election at the Annual Meeting to serve as Class I directors. Each director to be elected will hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders or until his successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

The following table sets forth, for the Class I directors who are standing for election and for our other current directors who will continue in office after the Annual Meeting, information with respect to their position/office held with the Company and their ages as of April 21, 2014:

Name	Age	Position/Office Held With the Company	Director Since
Class I Directors whose terms expire at the 2014 Annual Meeting of Stockholders and who are standing for election at the Annual Meeting
Elisha P. (“Terry”) Gould III	56	Director	2006
Michael S. Wyzga(1)	59	Director	2013

Class II Directors whose terms expire at the 2015 Annual Meeting of Stockholders
Paul J. Hastings	54	Chairman of the Board, Chief Executive Officer and President	2006
Laurence Lasky, Ph.D.	63	Director	2004
Denise Pollard-Knight, Ph.D.(2)(3)	54	Director	2008

Class III Directors whose terms expire at the 2016 Annual Meeting of Stockholders
Jack W. Lasersohn, J.D.(1)(3)	61	Lead Director	2005
Deepa R. Pakianathan, Ph.D.(1)	49	Director	2008
Jonathan D. Root, M.D.(2)	54	Director	2004

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election to a Three-Year Term Expiring at the 2017 Annual Meeting of Stockholders

Elisha P. (“Terry”) Gould III has served as a member of our board of directors since August 2006. Mr. Gould has been employed at Adams Street Partners, LLC, a private equity firm or its predecessor organizations since 1994, and he is currently a Partner and Head of Direct Investments. Mr. Gould received an A.B. from Dartmouth College and an M.B.A. from the Stanford University Graduate School of Business.

Mr. Gould has been chosen to serve on our board of directors due to his experience as a venture capital investor in, and director of, several pharmaceutical and biotechnology companies.

Michael S. Wyzga has served as a member of our board of directors since October 2013. Mr. Wyzga served as President and Chief Executive Officer and a member of the board of directors of Radius Health, Inc., a publicly traded biopharmaceutical company, from December 2011 until November 2013. Prior to that, Mr. Wyzga served in various senior management positions at Genzyme Corporation, a publicly traded global biotechnology company. Mr. Wyzga joined Genzyme in February 1998 and most recently served as Executive Vice President, Finance from May 2003 until November 2011 and as chief financial officer from July 1999 until November 2011. In addition to his service on our board of directors, Mr. Wyzga is a member of the board of directors of Idenix Pharmaceuticals, Inc., a publicly traded biotechnology company, where he also serves as a member of the compensation committee and chair of the audit committee. Since February 2014, Mr. Wyzga has also served as a member of the board of directors of Akebia Therapeutics, Inc., a publicly traded biopharmaceutical company, where he is also a member of the nominating and governance committee and chair of the audit committee. Mr. Wyzga also previously served as a member of the board of directors of Altus Pharmaceuticals, Inc., a publicly traded biopharmaceutical company that ceased operations in November 2009. He received an M.B.A. from Providence College and a B.S. from Suffolk University.

Mr. Wyzga has been chosen to serve on our board of directors due to his senior management experience at biopharmaceutical and biotechnology companies, his current and past experience on boards of directors of public companies, including his experience as chair of the audit committee at Idenix Pharmaceuticals and Akebia Therapeutics, and his financial expertise.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH CLASS I NOMINEE NAMED ABOVE

Directors Continuing in Office Until the 2015 Annual Meeting of Stockholders

Paul J. Hastings has served as our President and Chief Executive Officer and as a member of our board of directors since January 2006 and has served as Chairman of the Board since August 2013. From February 2002 to September 2005, Mr. Hastings served as President and Chief Executive Officer of QLT, Inc., a publicly traded biotechnology company dedicated to the development and commercialization of innovative ocular products. From 2001 to 2002, Mr. Hastings served as President and Chief Executive Officer of Axys Pharmaceuticals, Inc., which was acquired by Celera Corporation in 2001. From 1999 to 2001, Mr. Hastings served as the President of Chiron BioPharmaceuticals, a division of Chiron Corporation. From 1998 to 1999, Mr. Hastings was President and Chief Executive Officer of LXR Biotechnology. From 1994 to 1998, amongst his positions of increasing responsibility at Genzyme, Mr. Hastings was Vice-President, Global Marketing, Genzyme Corporation; Vice-President, General Manager of Genzyme Therapeutics Europe; President, Genzyme Therapeutics Europe; and President, Genzyme Therapeutics Worldwide. Prior to that time, Mr. Hastings served as Vice President, Marketing and Sales and General Manager, Europe for Synergen, Inc. Since June 2011, Mr. Hastings has served on the board of directors of Pacira Pharmaceuticals, Inc., a publicly traded pharmaceutical company, where he serves as Lead Director and a member of its audit committee and chairman of its compensation committee. Since October 2012, Mr. Hastings has served on the board of directors of Relypsa, a publicly traded biotechnology company, where he serves as a member of its audit committee and compensation committee. From September 2008 to November 2009, Mr. Hastings also served as chairman of the board of directors of Proteolix, Inc., which was acquired by Onyx Pharmaceuticals in 2010. From November 2000 to November 2007, Mr. Hastings also served on the board of directors of ViaCell, Inc., a publicly traded biotechnology company that was sold to Perkin Elmer in 2007. Mr. Hastings currently serves as the Chairman Emeritus of BayBio, a non-profit trade association serving the life science industry in Northern California, and as Chairman, Emerging Companies section of the Biotechnology Industry Organization. Mr. Hastings received a B.S. in Pharmacy from the University of Rhode Island.

Mr. Hastings has been chosen to serve on our board of directors due to his role as our President and Chief Executive Officer, his many years of experience in management positions at pharmaceutical and biotechnology companies and his current and past service on boards of directors of public companies.

Laurence Lasky, Ph.D. has served as a director on our board of directors since August 2004. Since 2007, Dr. Lasky has been a Partner of U.S. Venture Partners, a venture capital firm. From 2002 to 2007, Dr. Lasky was a General Partner of Latterell Venture Partners, a venture capital firm that he co-founded and that invests in early-stage healthcare companies. From 1982 to 2002, Dr. Lasky was a leading scientist at Genentech, Inc., where he attained the company’s highest scientific position, Genentech Fellow, prior to his retirement from the company. Dr. Lasky received a B.A. in Music and Molecular Biology and a Ph.D. in Molecular Biology from the University of California, Los Angeles.

Dr. Lasky has been chosen to serve on our board of directors due to his significant scientific expertise in biotechnology, and his service as a venture capital investor in and director of multiple biotechnology companies.

Denise Pollard-Knight, Ph.D. has served as a director on our board of directors since October 2008. Since December 2010, Dr. Pollard-Knight has served as Managing Partner at Phase4 Partners, a venture capital firm that manages funds on behalf of Nomura European Investments and Harbourvest. From April 2004 to December 2010, Dr. Pollard-Knight was head of Nomura Phase4 Ventures, a venture capital affiliate of Nomura International plc, a leading Japanese financial institution. From January 1999 to March 2004, Dr. Pollard-Knight

served as head of Healthcare Private Equity at Nomura International plc. Since 2003, Dr. Pollard-Knight has served on the board of directors of Idenix Pharmaceuticals, Inc., a publicly traded biotechnology company, where she also serves as a member of its audit committee and chair of its nominating and governance committee. Dr. Pollard-Knight received a B.Sc (Hons) and a Ph.D. from the University of Birmingham in England.

Dr. Pollard-Knight has been chosen to serve on our board of directors due to her experience as a venture capital investor in, and director of, several biotechnology companies, including her experience on the audit committee and the nominating and corporate governance committee of Idenix Pharmaceuticals, Inc.

Directors Continuing in Office Until the 2016 Annual Meeting of Stockholders

Jack W. Lasersohn, J.D. has served as a director on our board of directors since July 2005 and as Lead Director since August 2013. Since 1989, Mr. Lasersohn has been a General Partner or Manager of The Vertical Group, a private venture capital firm that is focused on the fields of medical technology and biotechnology. Prior to that time, Mr. Lasersohn was a Vice President and then Director of the venture capital division of F. Eberstadt & Co., Inc., an investment bank and The Vertical Group’s predecessor. Since 1995, Mr. Lasersohn has served on the board of directors of the Masimo Corporation, a publicly traded medical technology company that develops noninvasive patient monitoring products, where he currently serves as a member of its compensation committee and as chairman of its nominating and corporate governance committee. Mr. Lasersohn has served on the board of directors of over 40 public and private medical or biotech companies since 1982 and served on the Executive Committee of the Board of the National Venture Capital Association until April 2012. Mr. Lasersohn served on the strategic team of the Entrepreneur In Residence program at the U.S. Food and Drug Administration pursuant to an appointment by the Office of the President, and has served as a panel member of the MEDCAC Panel pursuant to appointment by CMS. Mr. Lasersohn received a B.S. in Physics from Tufts University, an M.A. from The Fletcher School of Law and Diplomacy, and a J.D. from the Yale Law School.

Mr. Lasersohn has been chosen to serve on our board of directors due to his long experience as a venture capital investor and as a member of the boards of directors of multiple public and private medical device and biotechnology companies, including his experience on the compensation committee and as chairman of the nominating and corporate governance committee at Masimo Corporation.

Deepa R. Pakianathan, Ph.D. has served as a director on our board of directors since December 2008. Since 2001, Dr. Pakianathan has been a Managing Member at Delphi Ventures, a venture capital firm focused on medical device and biotechnology investments, and leads the firm’s biotechnology investment activities. Prior to joining Delphi Ventures, she served as a Vice President in the healthcare group of JP Morgan. Since 2004, Dr. Pakianathan has served on the board of directors of Alexza Pharmaceuticals, Inc., a publicly traded pharmaceutical company, where she also serves as a member of its compensation committee and nominating and governance committee. Dr. Pakianathan previously served on the boards of directors of PTC Therapeutics, Inc., a publicly traded pharmaceutical company, and Relypsa, Inc., a publicly traded pharmaceutical company. Dr. Pakianathan received a B.Sc from the University of Bombay, India, a M.Sc from The Cancer Research Institute at the University of Bombay, India, and an M.S. and Ph.D. from Wake Forest University.

Dr. Pakianathan has been chosen to serve on our board of directors due to her experience as a venture capital investor in and director of multiple biotechnology companies, including her experience on the compensation committee of Alexza Pharmaceuticals, Inc. as well as her experience as a biotechnology investment banker.

Jonathan D. Root, M.D. has served as a director on our board of directors since August 2004. Since 1998, Dr. Root has been a Managing Member at U.S. Venture Partners, a venture capital firm. Prior to joining U.S. Venture Partners, Dr. Root was on the faculty and clinical staff at The New York Hospital-Cornell Medical Center in New York City, where he served as Assistant Professor of Neurology and Director of the Neurology-Neurosurgery Special Care Unit. Dr. Root currently serves on the boards of directors of several privately held healthcare technology companies. Dr. Root received an A.B. in Economics from Dartmouth College, an M.D. from the University of Florida College of Medicine and an M.B.A. from Columbia University.

Dr. Root has been chosen to serve on our board of directors due to his medical expertise and his clinical experience, and his experience as a venture capital investor in, and director of, multiple biotechnology companies.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our Board has engaged Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014, and is seeking ratification of such selection by our stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since the year ended December 31, 2004. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following table provides information regarding the fees incurred to Ernst & Young LLP during the years ended December 31, 2013 and 2012. All fees described below were approved by the audit committee.

	Year Ended December 31,
	2013	2012
Audit Fees(1)	$540,852	$139,761
Audit-Related Fees(2)	520,111	881,453
Tax Fees(3)	—	26,200
All Other Fees	—	—

Total Fees	$1,060,963	$1,047,414

(1)

Audit Fees of Ernst & Young LLP for 2013 and 2012 were for professional services rendered for the audits of our financial statements, including accounting consultation, and reviews of quarterly financial statements.

(2)	Audit-Related Fees of Ernst & Young LLP for 2013 were for services associated with our initial public offering, which was completed in July 2013.
(3)	Tax Fees of Ernst & Young LLP for 2013 and 2012 were for fees billed for services rendered for tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

Before an independent registered public accounting firm is engaged by the Company to render audit or non-audit services, our audit committee must review the terms of the proposed engagement and pre-approve the engagement. The audit committee may delegate authority to one or more of the members of the audit committee to provide such pre-approvals for audit or non-audit services, provided that such person or persons report such pre-approvals to the full audit committee at its next scheduled meeting. Audit committee pre-approval of non-audit services (other than review and attest services) are not be required if such services fall within available exceptions established by the SEC.

The audit committee pre-approved all audit, audit-related, tax and other services provided by Ernst & Young LLP for 2013 and 2012 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the audit committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of OncoMed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board. The audit committee’s functions are more fully described in its charter, which is available at OncoMed’s investor relations website at http://investor.shareholder.com/oncomed/governance.cfm. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management OncoMed’s audited financial statements as of and for the year ended December 31, 2013.

The audit committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. In addition, the audit committee discussed with Ernst & Young LLP their independence, and received from Ernst & Young LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the audit committee discussed with Ernst & Young LLP, with and without management present, the scope and results of Ernst & Young LLP’s audit of such financial statements.

Based on these reviews and discussions, the audit committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC. The audit committee also has engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 and is seeking ratification of such selection by the stockholders.

Audit Committee

Michael S. Wyzga, Chairman

Jack W. Lasersohn

Deepa R. Pakianathan, Ph.D.

CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under NASDAQ rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect from time to time.

Consistent with these considerations, our Board has determined that all of our directors, other than Mr. Hastings, qualify as “independent” directors in accordance with the NASDAQ listing requirements. Mr. Hastings is not considered independent because he is an employee of OncoMed. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by NASDAQ rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board considered information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under NASDAQ rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of NASDAQ and SEC rules and regulations applicable to the members of such committees.

Leadership Structure of the Board

Since August 2013, Mr. Hastings has served as both Chairman of the Board and as President and Chief Executive Officer. In his position as President and Chief Executive Officer, Mr. Hastings has primary responsibility for the day-to-day operations of the Company and provides consistent leadership of the Company’s key strategic objectives. In his role as Chairman of the Board, he sets the strategic priorities for the Board, presides over its meetings and communicates its strategic findings and guidance to the other members of senior management. The Board believes that the combination of these two roles provides more consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy. The Board further believes that this combination is important in unifying the Company’s strategy behind a single vision. In addition, we have found that our Chief Executive Officer is the most knowledgeable member of the Board regarding risks the Company may be facing and, in his role as Chairman, is able to facilitate the Board’s oversight of such risks.

Mr. Lasersohn, an independent director and chairman of our Nominating and Corporate Governance Committee, has served as Lead Director since August 2013. Duties of the Lead Director include the following when appropriate: (i) collaborating with the Chairman of the Board to schedule meetings and, together with the input of the independent directors, setting meeting agendas; (ii) presiding as the chair at executive sessions of independent directors; (iii) serving as the principal liaison between the Chairman of the Board and independent directors on issues related to the Board; (iv) briefing the Chairman of the Board on issues arising in the executive sessions of the Board and, where necessary, serving as a non-executive conduit to the Chairman of the Board of the views, concerns and issues of the independent directors that may arise outside of Board meetings; (v) participating actively in corporate governance; (vi) calling meetings of independent directors or requesting the Chairman of the Board to call meetings of the independent directors as necessary; (vii) being available, upon specific request of the Chief Executive Officer, for consultation and communication with stockholders of the Company and (viii) performing such other duties as the Board may, from time to time, delegate.

Our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. Our bylaws and corporate governance guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or the implementation of a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. Our Board has concluded that our current leadership structure is appropriate at this time.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related party transactions. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:

•	appoints our independent registered public accounting firm;

•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•	determines the engagement of the independent registered public accounting firm;

•	reviews and approves the scope of the annual audit and the audit fee;

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible audit and non-audit services;

•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;

•

is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates;

•	reviews related party transactions; and

•	annually reviews the audit committee charter and the committee’s performance.

The current members of our audit committee are Michael S. Wyzga, Jack W. Lasersohn and Deepa R. Pakianathan, Ph.D. Mr. Wyzga serves as the chairperson of the committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board has determined that Mr. Wyzga is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Our Board has determined that each of Mr. Wyzga, Mr. Lasersohn and Dr. Pakianathan are independent under the applicable rules of NASDAQ and under the applicable rules of the SEC. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the audit committee charter is available to security holders at http://investor.shareholder.com/oncomed/governance.cfm.

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers, other than the Chief Executive Officer, based on such evaluations. The board of directors retains the authority to determine and approve, upon the recommendation of the compensation committee, the compensation of the Chief Executive Officer, unless such authority has been delegated to the compensation committee. The compensation committee also approves grants of stock options and other awards under our stock plans. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter. The current members of our compensation committee are Drs. Broderick, Pollard-Knight and Root. Following the Annual Meeting, the members of our compensation committee will be Drs. Pakianathan, Pollard-Knight and Root. Dr. Root serves as the chairman of the committee. None of the members of our compensation committee has at any time been one of our officers or employees. Each of the members of our compensation committee is an independent, outside and non-employee director under the applicable rules and regulations of the SEC, NASDAQ and the Internal Revenue Code of 1986, as amended, relating to compensation committee independence. The compensation committee operates under a written charter that satisfied the applicable standards of the SEC and NASDAQ. A copy of the compensation committee charter is available to security holders at http://investor.shareholder.com/oncomed/governance.cfm.

In 2013, the compensation committee retained Radford, a national executive compensation consulting firm, to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Radford addressed each of the six independence factors established by the SEC with the compensation committee. Its responses affirmed the independence of Radford on executive compensation matters. Based on this assessment, the compensation committee determined that the engagement of Radford does not raise any conflicts of interest or similar concerns. The compensation committee also evaluated the independence of other outside advisors to the compensation committee, including outside legal counsel, considering the same independence factors and concluded their work for the compensation committee does not raise any conflicts of interest.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters. The current members of our nominating and corporate governance committee are Drs. Broderick and Pollard-Knight and Mr. Lasersohn. Following the Annual Meeting, the members of our nominating and corporate governance committee will be Drs. Lasky and Pollard-Knight and Mr. Lasersohn. Mr. Lasersohn serves as the chairman of the committee. Each of the members of our nominating and corporate governance committee is an independent director under the applicable rules and regulations of NASDAQ relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter. A copy of the nominating and corporate governance committee charter is available to security holders at http://investor.shareholder.com/oncomed/governance.cfm.

In recommending candidates for election to the Board, the independent members of the nominating and corporate governance committee may consider the following criteria, among others: diversity of personal and professional background, perspective and experience; personal and professional integrity, ethics and values; experience in corporate management, operations or finance, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment; experience relevant to the Company’s industry and with relevant social policy concerns; experience as a board member of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; practical and mature business judgment, including ability to make independent analytical inquiries; promotion of a diversity of business or career experience relevant to the success of the Company. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The nominating and corporate governance committee will consider director candidates recommended by stockholders. For a stockholder to make any recommendation or nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act of 1934, as amended (the “Exchange Act”), information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our General Counsel, at 800 Chesapeake Drive, Redwood City, California 94063.

Mr. Gould was elected to the board by stockholders in August 2006 and stands for re-election at the Annual Meeting. Mr. Wyzga was appointed to the board of directors in October 2013 to fill a vacancy on the board of directors created by an increase in the authorized number of directors, and therefore is standing for election as a director by stockholders for the first time. Mr. Wyzga was recommended to our board of directors and its nominating and corporate governance committee by two of our non-employee directors.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

Our Board met 10 times during 2013. The audit committee met six times, the compensation committee met four times and the nominating and corporate governance committee met two times during 2013. During 2013, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, which occurred while such director was a member of the Board and such committees. We encourage all of our directors and nominees for director to attend our annual meetings of stockholders; however, attendance is not mandatory. We did not have an annual meeting of stockholders in 2013.

Stockholder Communications with the Board of Directors

Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of our General Counsel, at 800 Chesapeake Drive, Redwood City, California 94063. The General Counsel will forward the communication to the Board members.

Compensation Committee Interlocks and Insider Participation

During 2013, our compensation committee consisted of Drs. Broderick, Pollard-Knight and Root. No such member of our compensation committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, since January 1, 2013, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Relationship with GSK

In December 2007, we entered into a collaboration agreement with GlaxoSmithKline LLC (formerly SmithKline Beecham Corporation) (“GSK”). In July 2011 and July 2012, we amended this collaboration agreement. See “Business—Collaboration and License Agreements—Strategic Alliance with GSK” in the Annual Report for additional information about this collaboration, including potential future milestone payments, contingent consideration and royalties we may receive from GSK under the collaboration. Pursuant to the collaboration, during 2013 we received an $8.0 million advance payment from GSK pursuant to the terms our anti-Notch2/3 (OMP-59R5) program. GSK is a beneficial owner of 8.82% of our common stock outstanding as of April 21, 2014, which equity interest GSK acquired in part concurrent with its entry into the collaboration agreement, with the remainder acquired in a subsequent financing in 2008.

Relationship with Celgene

In December 2013, we entered into a collaboration agreement with Celgene Corporation (“Celgene”). See “Business—Collaboration and License Agreements—Strategic Alliance with Celgene” in the Annual Report for additional information about this collaboration, including potential future milestone payments, contingent consideration and royalties we may receive from Celgene under the collaboration. During 2013, we received an upfront cash payment of $177.3 million, which included a $22.3 million equity investment, from Celgene when we entered into the collaboration agreement. Celgene became a beneficial owner of 5.0% of our common stock outstanding in December 2013, upon acquisition of the equity interest it acquired concurrent with its entry into the collaboration agreement. Celgene is a beneficial owner of 4.98% of our common stock as of April 21, 2014.

Participation of Principal Stockholders in our Initial Public Offering

In connection with our initial public offering, the underwriters allocated an aggregate of 817,647 shares of our common stock in the offering to certain of our principal stockholders on the same terms as the other shares that were offered and sold in our initial public offering. These allocations included: 158,823 shares to entities affiliated with U.S. Venture Partners, 88,235 shares to entities affiliated with Latterell Venture Partners, 70,588 shares to Morgenthaler Ventures VII, L.P., 58,824 shares to Phase4 Ventures III LP and 382,353 shares to entities affiliated with Delphi Ventures. All of the shares allocated to our principal stockholders were sold at $17.00, the initial public offering price. See “Information About Stock Ownership—Security Ownership Of Certain Beneficial Owners And Management” for information about the holdings of these entities as of April 21, 2014. Drs. Lasky and Root are affiliated with U.S. Venture Partners, Dr. Woody is affiliated with Latterell Venture Partners, Dr. Broderick is affiliated with Morgenthaler Ventures, Dr. Pollard-Knight is affiliated with Phase 4 Ventures III LP and Dr. Pakianathan is affiliated with Delphi Ventures.

Director and Officer Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related party transaction policy setting forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related party had, has or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related party’s interest in the transaction.

DIRECTOR COMPENSATION

Prior to our initial public offering, we did not compensate our non-employee directors for their service on our board of directors. In connection with the initial public offering, we adopted a non-employee director compensation policy, which was amended October 14, 2013 and February 28, 2014. This policy was effective immediately as to non-employee directors appointed following the initial public offering and effective as of January 1, 2014 for our existing non-employee directors serving as directors at the time of our initial public offering. Only Mr. Wyzga, who joined our board of directors in October 2013, received compensation under this policy in 2013. We do not pay director fees to directors who are our employees.

Under our non-employee director compensation policy (as of October 2013 for Mr. Wyzga and January 1, 2014 for the remaining directors), each non-employee director receives an annual fee of $35,000, pro-rated for any partial years of service. Non-employee directors receive additional fees of $10,000 for serving on the audit committee (or $15,000 for serving as the chair of the audit committee), $7,000 for serving on the compensation committee (or $10,000 for serving as the chair of the compensation committee) and $5,000 for serving on the nominating and corporate governance committee (or $8,000 for serving as the chair of the nominating and corporate governance committee), payable quarterly in arrears. Each non-employee director will be granted an annual option under our 2013 Equity Incentive Award Plan (or the “2013 Plan”) to purchase 15,000 shares of our common stock on the date of each annual meeting of stockholders, and such option will vest as to 100% of the shares subject thereto upon the earlier of one year following the grant date or the date of the subsequent year’s annual meeting of stockholders, subject to such director’s continued service to OncoMed through such vesting date. In addition, upon a director’s initial appointment or election to our board of directors, such non-employee director will be granted an option under our 2013 Plan to purchase that number of shares equal to 0.1% of our then-outstanding capital stock, and such option will vest as to one-third of the shares subject thereto on each anniversary of the grant date, such that the option will be vested and exercisable for 100% of the shares subject thereto on the third anniversary of the grant date, subject to such director’s continued service to OncoMed through each such vesting date. The policy also provides that upon a “Change in Control” of OncoMed (as defined in our 2013 Plan), all outstanding equity awards granted under the 2013 Plan or any other equity incentive plan maintained by OncoMed that are held by a non-employee director will become fully vested and/or exercisable. Members of our board of directors are also reimbursed for reasonable travel and other out-of-pocket expenses.

The following table sets forth information concerning the compensation earned by our non-employee directors during the year ended December 31, 2013.

Name	Fees Earned or Paid in Cash	Option Awards(1)(3)		Total
James W. Broderick, M.D.	$—	$—		$—
Elisha P. (“Terry”) Gould III	—	—		—
Jack W. Lasersohn, J.D.	—	—		—
Laurence Lasky, Ph.D.	—	106,728	(2)	106,728
Deepa R. Pakianathan, Ph.D.	—	—		—
Denise Pollard-Knight, Ph.D.	—	—		—
Jonathan D. Root, M.D.	—	—		—
James N. Woody, M.D., Ph.D.	—	—		—
Michael S. Wyzga	12,500	246,156		258,656

(1)

Amount reflects the aggregate grant date fair value of options granted during 2013 computed in accordance with ASC Topic 718, as used by analogy for non-employees. The assumptions used in the valuation of these awards are set forth in Note 13 to our financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2013.

(2)

In connection with our initial public offering, Dr. Lasky received an option award under our 2013 Plan for 10,000 shares at an exercise price of $17.00 per share, which option will vest and become exercisable as to 1/36th of the shares subject thereto each month following July 17, 2013, subject to Dr. Lasky’s continued service to OncoMed through each such vesting date.

(3)	As of December 31, 2013, the following options held by our non-employee directors were outstanding, and no other directors held any equity awards that were outstanding as of December 31, 2013:

Name	Shares Subject to Outstanding Options
Laurence Lasky, Ph.D.	10,000
Michael S. Wyzga.	27,853

EXECUTIVE OFFICERS

The following is biographical information for our executive officers, including their ages as of April 21, 2014.

Name	Age	Position(s)
Paul J. Hastings	54	Chairman of the Board, Chief Executive Officer and President
John A. Lewicki, Ph.D.	62	Executive Vice President and Chief Scientific Officer
Sunil Patel	42	Chief Financial Officer, Senior Vice President, Corporate Development and Finance
Jakob Dupont, M.D.	49	Senior Vice President and Chief Medical Officer
Austin Gurney, Ph.D.	50	Senior Vice President, Molecular and Cellular Biology
Timothy Hoey, Ph.D.	55	Senior Vice President, Cancer Biology
Alicia J. Hager, J.D., Ph.D.	44	Vice President and General Counsel

Paul J. Hastings has served as our President and Chief Executive Officer and as a member of our board of directors since January 2006 and has served as Chairman of the Board since August 2013. Please see Mr. Hastings’ biography set forth above in the section entitled “Proposal 1—Election of Directors.”

John A. Lewicki, Ph.D. has served as our Executive Vice President and Chief Scientific Officer since December 2009, and previously served as our Senior Vice President, Research and Development from 2004. From 1983 to 2000, Dr. Lewicki served in various capacities at Scios, Inc., a public biopharmaceutical company that developed drugs for the treatment of cardiovascular, inflammatory and other diseases, including 12 years as its Vice President of Research, in which capacity he managed the company’s research organization across diverse therapeutic areas. Dr. Lewicki has authored or coauthored over 70 published papers and book chapters and is listed as an inventor on over 30 issued U.S. patents. Dr. Lewicki received a Ph.D. in Physiology/Pharmacology from the University of California, San Diego.

Sunil Patel has served as our Chief Financial Officer, Senior Vice President, Corporate Development and Finance since March 31, 2014, and previously served as Senior Vice President, Chief Business Officer from December 2012 to March 2014 and Senior Vice President, Corporate Development from July 2009 to December 2012. From September 2008 to June 2009, Mr. Patel served as the Vice President of Corporate Development & Marketing at BiPar Sciences Inc., a privately-held biotechnology company that focused on the development of cancer therapies and was acquired by Sanofi-Aventis S.A. in 2009. From May 2007 to August 2008, Mr. Patel served as the Vice President of Corporate Development at Allos Therapeutics, Inc., a publicly-traded biopharmaceutical company focused on the development and commercialization of cancer therapeutics. Prior to that time, Mr. Patel held corporate development, marketing, and strategy positions with Connetics Corporation, Abgenix, Inc. and Gilead Sciences, Inc. Mr. Patel also previously worked as a consultant with McKinsey & Company from 1998 to 2003. Since October 2010, Mr. Patel has served on the board of directors of Ligand Pharmaceuticals, Inc., a publicly-traded biotechnology company. Mr. Patel received a B.S. in Chemistry from the University of California Berkeley and an M.S. in Molecular Bioengineering/Biotechnology from the University of Washington.

Jakob Dupont, M.D. has served as our Senior Vice President and Chief Medical Officer since January 2012 and previously served as our Vice President, Clinical Research since October 2011. From September 2006 to October 2011, Dr. Dupont served in various capacities at Genentech Inc., most recently as its Global Medical Director, Avastin from January 2011, in which capacity he oversaw the global medical strategy and late-stage medical program for Avastin®. Dr. Dupont served as Genentech’s Group and Associate Group Director and Global Clinical Leader for Avastin Breast and GYN Cancers from September 2009 to January 2011; Associate Group Director and Medical Director in charge of clinical development for the angiogenesis pipeline at Genentech from June 2008 to October 2009; Medical Director for Avastin® breast cancer, GYN cancer and melanoma development from March 2008 to June 2008; and Associate Medical Director for Avastin® breast cancer, GYN cancers and melanoma development from September 2006 to March 2008. Since February 2009, Dr. Dupont has also served as an adjunct clinical assistant professor at the Stanford University School of

Medicine. Prior to joining Genentech in 2006, Dr. Dupont was a faculty member and laboratory researcher at Memorial Sloan-Kettering Cancer Center from January 2002 to September 2006. Dr. Dupont received an A.B. in Philosophy from Vassar College, received an M.A. in Philosophy from New York University, studied pre-medical sciences at Columbia University and received an M.D. from the Joan & Sanford I. Weill Medical College of Cornell University. Dr. Dupont completed his Medical Oncology Fellowship at Memorial Sloan-Kettering Cancer Center, his Internal Medicine Residency at the New York Presbyterian Hospital–Cornell Campus, and his Internal Medicine Internship at The University of Michigan Medical Center in Ann Arbor, Michigan.

Austin Gurney, Ph.D. has served as our Senior Vice President, Molecular and Cellular Biology since December 2009, and previously served as our Vice President of Molecular and Cellular Biology from 2004. Prior to that time, Dr. Gurney worked at Genentech, Inc., where his research contributed to the discovery of numerous growth factors and cytokines. Dr. Gurney has authored or co-authored more than 60 published scientific papers and is listed as an inventor on over 600 patents related to therapeutic applications in immunology and cancer. Dr. Gurney received a B.S. in Biology from Rensselaer Polytechnic Institute and a Ph.D. in Molecular and Cellular Biology from the Case Western Reserve University School of Medicine.

Timothy Hoey, Ph.D. has served as our Senior Vice President, Cancer Biology since December 2009, and previously served as our Vice President, Cancer Biology from 2005 to December 2009. Prior to that time, Dr. Hoey served as Director, Biology Department at Amgen (San Francisco), where he was responsible for characterization of oncogenes and development of drugs to target oncogene products. Dr. Hoey previously served as Director, Biology Department at Tularik Inc., a public biopharmaceutical company that was acquired by Amgen, Inc. in 2004. Dr. Hoey has authored or co-authored more than 50 published scientific papers and is listed as an inventor on several patents. Dr. Hoey received a B.S. in Biology from the University of Michigan and a Ph.D. in Biological Sciences from Columbia University.

Alicia J. Hager, J.D., Ph.D. has served as our Vice President and General Counsel since December 2012 and previously served as our Vice President, Legal Affairs since July 2010 and Chief Patent Counsel since November 2008. From June 2008 to October 2008, Dr. Hager served as our Senior Patent Counsel. From October 2002 to May 2008, Dr. Hager was an associate at the law firm of Morrison & Foerster LLP, where she served as intellectual property counsel for biotech and pharmaceutical clients. Prior to Morrison & Foerster, Dr. Hager was a patent agent at the law firm of Heller Ehrman White & McAuliffe LLP. Dr. Hager received an A.B. in Chemistry from Occidental College, an A.M. and Ph.D. in Chemistry from Harvard University and a J.D. from Stanford Law School.

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers, or “NEOs.” This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our NEOs for fiscal year 2013 were as follows:

•	Paul Hastings, Chairman, President and Chief Executive Officer;

•	Jakob Dupont, M.D., Senior Vice president and Chief Medical Officer; and

•	John Lewicki, PhD., Executive Vice President and Chief Scientific Officer.

2013 Summary Compensation Table

The following table sets forth total compensation paid to our NEOs, who are comprised of (1) our principal executive officer and (2) our next two highest compensated executive officers other than the principal executive officer.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)(1)	OPTION AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Paul Hastings,	2013	453,604	175,000	1,707,944	163,298	—	2,499,846
Chairman, President & Chief Executive Officer	2012	438,265	—	—	131,480	—	569,745
Jakob Dupont, M.D.,	2013	362,664	125,000	480,359	130,559	—	1,098,582
Senior Vice President & Chief Medical Officer	2012	350,400	—	—	105,120	—	455,520
John Lewicki, Ph.D.,	2013	352,393	100,000	149,445	126,862	—	728,700
Executive Vice President & Chief Scientific Officer	2012	340,477	—	—	102,143	—	442,620

(1)

Represents amount paid in connection with discretionary cash bonuses awarded to our NEOs following our initial public offering. Please see the descriptions of the special bonuses paid to our NEOs in “Narrative to 2013 Summary Compensation Table and Outstanding Equity Awards at 2013 Fiscal Year End—Terms and Conditions of Special Bonus in August 2013” below.

(2)

Amounts reflect the aggregate grant date fair value of options granted during 2013 computed in accordance with ASC Topic 718. The assumptions used in the valuation of these awards are set forth in Note 13 to our financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2013.

(3)

Represents amount paid under our cash incentive programs which are earned by our NEOs pursuant to the achievement of certain performance objectives. For fiscal year 2013, these amounts were paid to our NEOs in early 2014. Please see the descriptions of the annual bonuses paid to our NEOs in “Narrative to 2013 Summary Compensation Table and Outstanding Equity Awards at 2013 Fiscal Year End—Terms and Conditions of Performance-Based Annual Bonus Program” below.

Outstanding Equity Awards at 2013 Fiscal Year End

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2013.

	OPTION AWARDS
NAME	VESTING COMMENCEMENT DATE(1)		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE
Paul Hastings	1/1/2007		76,277	—	1.43	1/11/2017
	12/5/2008		331,187	—	3.42	12/5/2018
	12/18/2009		84,929	—	4.11	12/18/2019
	7/17/2013	(2)	16,666	143,334	17.00	7/17/2023
Jakob Dupont, M.D.	10/1/2011	(3)	175,437	—	4.56	10/24/2021
	7/17/2013	(2)	4,687	40,313	17.00	7/17/2023
John Lewicki, Ph.D.	1/1/2007		76,277	—	1.43	1/11/2017
	12/5/2008		137,321	—	3.42	12/5/2018
	12/18/2009		59,409	—	4.11	12/18/2019
	7/17/2013	(2)	1,458	12,542	17.00	7/17/2023

(1)

Except as otherwise noted, options are immediately exercisable, and the shares subject to the options vest as to 1/60th of the shares on each monthly anniversary of the vesting commencement date, such that all shares subject to an option will be vested on the five year anniversary of the vesting commencement date, subject to the holder continuing to provide services to us through each such vesting date. For all grants listed with a vesting commencement date earlier than July 17, 2013, such grants are subject to an annual limitation of 175,438 shares that can be issued to a single grantee upon the exercise of awards under our 2004 Stock Incentive Plan as may be amended.

(2)

These options vest and become exercisable as to 1/48th of the shares on each monthly anniversary of the vesting commencement date, such that all shares subject to an option will be vested and exercisable on the four year anniversary of the vesting commencement date, subject to the holder continuing to provide services to us through such vesting date.

(3)

These options vest as to 20% of the shares on the one year anniversary of the vesting commencement date and vest as to 1/60th of the shares on each monthly anniversary thereafter, such that all shares subject to an option will be vested on the five year anniversary of the vesting commencement date, subject to the holder continuing to provide services to us through such vesting date.

Narrative to 2013 Summary Compensation Table and Outstanding Equity Awards at 2013 Fiscal Year End

Terms and Conditions of Offer Letter for Paul Hastings

On November 12, 2005, we entered into an offer letter agreement with Mr. Hastings (the “Hastings Offer Letter”) to serve as our President and Chief Executive Officer, providing for an annual base salary, which was $453,604 in 2013, and an annual target bonus of up to a certain percentage of such base salary, which was 30% in 2013, upon achievement of specific corporate and individual goals and objectives to be established by our board of directors. Mr. Hastings’ base salary is subject to review annually. Pursuant to the Hastings Offer Letter, in the event of a “change in control” (as defined in the Hastings Offer Letter) of the Company, the vesting of restricted shares and stock options will be accelerated with respect to that number of shares and options that would have vested had he remained employed with us an additional 12 months. In the event of (a) a termination of Mr. Hastings’ employment with us other than for “cause” (as defined in the Hastings Offer Letter) or (b) Mr. Hastings’ resignation for “good reason” (as defined in the Hastings Offer Letter) within 18 months following a change in control, the vesting of any restricted shares or stock options will fully accelerate. In the event of a termination of Mr. Hastings’ employment with us other than for cause, regardless of whether a change in control has occurred, and he signs and does not revoke a standard form of release of claims, Mr. Hastings shall receive a severance amount equal to 12 months of base salary, up to 12 months of continued health coverage and a pro-rated target bonus.

Terms and Conditions of Offer Letters for John Lewicki, Ph.D. and Jakob Dupont, M.D.

We have entered into standard offer letters with each of Drs. Lewicki and Dupont that provided for annual base salary, annual target bonus and certain benefits, which may be changed in the discretion of the Company. All other obligations under the offer letters have been satisfied.

Terms and Conditions of Change in Control and Severance Agreements for John Lewicki, Ph.D. and Jakob Dupont, M.D.

We entered into a Change in Control and Severance Agreement with Dr. Lewicki effective as of June 30, 2009 and with Dr. Dupont on October 1, 2011 (collectively, the “Change in Control and Severance Agreements”), each of which provides that in the event of (a) a termination of his employment with us other than for “cause” (as defined in the applicable Change in Control and Severance Agreement) or (b) his resignation for “good reason” (as defined in the applicable Change in Control and Severance Agreement), and he signs and does not revoke a standard form of release of claims, then Dr. Lewicki or Dupont shall be entitled to receive severance in an amount equal to six months of base salary. If such qualifying termination or resignation occurs within one year following a “change in control” (as defined in the applicable Change in Control and Severance Agreement) of the Company, and they sign and do not revoke a standard form of release of claims, Dr. Lewicki or Dupont will receive a severance amount equal to 12 months of base salary, up to 12 months of continued health coverage and a pro-rated target bonus, and the vesting of any restricted shares and stock options will fully accelerate. In the event of a change in control, the vesting of any restricted shares and stock options will automatically accelerate as to 25% of the total number of shares subject thereto.

Terms and Conditions of Performance-Based Annual Bonus Program

For fiscal year 2013, all of our NEOs were eligible for performance-based cash incentives pursuant to the achievement of certain performance objectives. The performance goals for these annual performance cash incentives are reviewed and approved annually by our compensation committee. The determination of the amount of bonuses paid to our NEOs generally reflects a number of considerations, including revenue and operational goals.

Target Bonus Opportunity

Each NEO’s target bonus opportunity is expressed as a percentage of base salary which can be achieved by meeting corporate and divisional goals and may be increased or decreased based on individual performance. For each of our NEOs, their target bonus opportunity is originally set in their offer letters with us as described above. Our compensation committee reviews these target percentages to ensure they are adequate, while reviewing these target percentages the compensation committee does not follow a formula but rather used the factors as general background information prior to determining the target bonus opportunity rates for our participating NEOs. The compensation committee set these rates based on each participating executive’s experience in her or his role with the company and the level of responsibility held by each executive, which the compensation committee believes directly correlates to her or his ability to influence corporate results. For fiscal year 2013, the compensation committee used a guideline target bonus opportunity of 30% for Mr. Hastings and Drs. Lewicki and Dupont, which were the same percentages used in fiscal year 2012.

Performance Goals and Weighting

When determining the performance bonus amounts for our NEOs, the compensation committee sets certain performance goals, using a mixture of revenue and operational performance objectives after receiving input from our Chief Executive Officer. These performance goals are not expected to be attained based on average or below average performance. Corporate goals and performance targets are reviewed and approved by the compensation committee prior to any allocation of the bonus. After determining performance targets, each performance target is given a different weight when determining the overall bonus amount based on the importance to the success of the Company for each performance target. For fiscal year 2013, the revenue performance targets were weighted at 35% and the operational targets were weighted at 65%.

Achievement Level

For each of these performance goals under the annual cash incentive program, the compensation committee sets a target achievement level. There is no minimum or maximum achievement for each performance target, instead the compensation committee weighs the achievement, partial achievement or non-achievement for each performance target when deciding the overall achievement level.

In early fiscal year 2013, the compensation committee established a corporate performance target for revenue and operational goals such as the achievement of certain milestones in discovery and drug development. Our operational performance goals include research and development, clinical and intellectual property performance goals during the fiscal year. These operational performance goals are internal goals and are not publicly disclosed in any form. We keep the target levels for these operational goals confidential for both operational and competitive reasons, but generally the compensation committee intended for the operational goals to require significant effort on the part of our NEOs and, therefore, set these targets at levels they believed would be difficult to achieve, such that average or below average performance would not satisfy these targets. On December 20, 2013, the compensation committee reviewed our fiscal year 2013 company-wide performance with respect to determining bonuses to executive officers, including the additional performance of the company besides the established performance goals relating to the over-achievement of our initial public offering above the initial range, certain additional contracts completed, and new research and development achievements. Based on revenue received and the achievement of all of the operational goals, over-achievement of certain of the goals at two and three times target and completion of achievements that had not been anticipated at the onset of 2013, the compensation committee determined the corporate performance achievement of 120%. Following its review and determinations, the compensation committee awarded 2013 cash bonuses to the NEOs of 36% of the executives’ respective base salaries, which was equal to 120% of their target bonus amount. The NEOs’ 2013 bonuses are set forth in the “2013 Summary Compensation Table” above.

Special Bonus in August 2013

In August 2013, our board of directors approved a special bonus to our each of our NEOs for exceptional performance by the management team in its assessment of our strategic financing options and in its execution of our financing strategy in connection with our initial public offering. The aggregate special bonus pool for all officers and certain employees was $1.0 million. Mr. Hastings and Drs. Dupont and Lewicki received bonuses of $175,000, $125,000 and $100,000, respectively.

Terms and Conditions of Equity Award Grants

All of our NEOs received options to purchase our common stock in fiscal year 2013. The table above entitled “Outstanding Equity Awards at 2013 Fiscal Year End” describes the material terms of other option awards made in past fiscal years to our NEOs.

In July 2013, in connection with the consummation of our initial public offering, our board of directors granted an option to each of Mr. Hastings and Drs. Dupont and Lewicki to purchase 160,000, 45,000 and 14,000 shares of our common stock, respectively, each with an exercise price of $17.00 per share, which the board determined was the fair market value on the date of grant. The options vest as to 1/48th of the shares subject to such option on each monthly anniversary of the vesting commencement date such that 100% of the shares subject to the option will be vested and exercisable on the fourth anniversary of the vesting commencement date, subject to the holder continuing to provide services to the Company through such vesting date.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2013, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders(1)(2)	2,930,381	$3.57	416,407	(3)
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	2,930,381	$3.57	416,407

(1)	Includes the OncoMed Pharmaceuticals, Inc. 2013 Equity Incentive Award Plan, 2013 Employee Stock Purchase Plan and 2004 Stock Incentive Plan, as amended.
(2)

The 2013 Equity Incentive Award Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2014 and ending in 2023, equal to the least of (A) 1,500,000 shares, (B) four percent (4.0%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (C) such smaller number of shares of stock as determined by our board of directors; provided, however, that no more than 19,634,255 shares of stock may be issued upon the exercise of incentive stock options. The 2013 Employee Stock Purchase Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under such plan shall be increased on the first day of each year beginning in 2014 and ending in 2023, equal to the least of (A) 350,000 shares, (B) one percent (1.0%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (C) such smaller number of shares of stock as determined by our board of directors.

(3)

Includes 300,000 shares that were available for future issuance as of December 31, 2013 under the 2013 Employee Stock Purchase Plan, which allows eligible employees to purchase shares of common stock with accumulated payroll deductions.

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of April 21, 2014 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock;

•	each named executive officer as set forth in the summary compensation table included in this proxy statement;

•	each of our directors; and

•	all current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 21, 2014 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our common stock in the table is based on 29,548,406 shares of our common stock issued and outstanding on April 21, 2014. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o OncoMed Pharmaceuticals, Inc., 800 Chesapeake Drive, Redwood City, California 94063.

	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Common Stock	Securities Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percent
5% Stockholders:
Entities Affiliated with U.S. Venture Partners(2)	3,996,037	—	3,996,037	13.52%
Entities Affiliated with Latterell Venture Partners(3)	2,796,101	—	2,796,101	9.46%
GlaxoSmithKline LLC(4)	2,607,546	—	2,607,546	8.82%
Entities Affiliated with The Vertical Group(5)	2,493,562	—	2,493,562	8.44%
Morgenthaler Partners VII, L.P.(6)	2,509,672	—	2,509,672	8.49%
Phase4 Ventures III LP(7)	2,122,807	—	2,122,807	7.18%
Entities Affiliated with Delphi Ventures(8)	1,930,339	—	1,930,939	6.53%
Named Executive Officers and Directors:
Paul J. Hastings(9)	324,840	212,104	536,944	1.80%
Jakob Dupont, M.D.(10)	896	185,749	186,645	*
John A. Lewicki, Ph.D.(11)	82,928	178,646	261,574	*
James N. Woody, M.D., Ph.D.(12)	2,783,118	—	2,783,118	9.42%
James W. Broderick, M.D.(6)	2,509,672	—	2,509,672	8.49%
Elisha P. (“Terry”) Gould III(13)	1,234,703	—	1,234,703	4.18%
Jack W. Lasersohn, J.D.(5)	2,493,562	—	2,493,562	8.44%
Laurence Lasky, Ph.D.(14)	—	3,055	3,055	*
Deepa R. Pakianathan, Ph.D.(8)	1,930,339	—	1,930,339	6.53%
Denise Pollard-Knight, Ph.D.(7)	2,122,807	—	2,122,807	7.18%
Jonathan D. Root, M.D.(2)	3,996,037	—	3,996,037	13.52%
Michael S. Wyzga	—	—	—	—
All directors and current executive officers as a group (16 persons)(15)	17,597,777	1,258,517	18,856,294	61.21%

*	Represents beneficial ownership of less than one percent of our outstanding shares of common stock.
(1)

Represents shares of common stock held and options held by such individuals that were exercisable within 60 days of April 21, 2014. Includes shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account. Reported numbers do not include options that vest more than 60 days after April 21, 2014.

(2)

As reported on Schedule 13G filed with the SEC on January 31, 2014 by U.S. Venture Partners VIII, L.P. (“USVP VIII”), USVP VIII Affiliates Fund, L.P. (“USVP VIII AF”), USVP Entrepreneur Partners VIII-A, L.P. (“USVP EP VIII-A”), USVP Entrepreneur Partners VIII-B, L.P. (“USVP EP VIII-B”), Presidio Management Group VIII, L.L.C. (“PMG VIII”), Irwin Federman, Steven M. Krausz, David Liddle, Jonathan D. Root, Casey M. Tansey and Philip M. Young. PMG VIII, the general partner of USVP VIII, USVP VIII AF, USVP EP VIII-A and USVP EP VIII-B, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by USVP VIII, USVP VIII AF, USVP EP VIII-A and USVP EP VIII-B. Irwin Federman, Steven M. Krausz, David Liddle, Jonathan D. Root, Casey M. Tansey and Philip M. Young, the managing members of PMG VIII, who may be deemed to have shared power to vote and shared power to dispose of shares directly owned by USVP VIII, USVP VIII AF, USVP EP VIII-A and USVP EP VIII-B, disclaim beneficial ownership of the reported securities directly owned by USVP VIII, USVP VIII AF, USVP EP VIII-A and USVP EP VIII-B, except to extent of any pecuniary interest therein. The address for such entities and persons is U.S. Venture Partners, 2735 Sand Hill Road, Menlo Park, California 94025.

(3)

As reported on Schedule 13G filed with the SEC on February 2, 2013 by LVP Life Science Ventures III, L.P. (“LVP III”), LVP III Associates, L.P. (“Associates”), LVP III Partners, L.P. (“Partners”), LVP GP III, LLC (“GP III”), LVP Life Science Ventures II, L.P. (“LVP II”), LVP GP II, LLC (“GP II”), LVP Life Science Ventures I, L.P. (“LVP I”), LVP GP I, LLC (“GP I”), LVPMC, LLC (“LVPMC”), Patrick F. Latterell (“Latterell”) and James N. Woody (“Woody”). GP I is the general partner of LVP I; GP II is the general partner of LVP II; and GP III is the general partner of LVP III, Associates and Partners. GP I, GP II and GP III may be deemed to have sole voting power and dispositive power over the shares directly owned by LVP I, LVP II, LVP III, Associates and Partners. Each of GP I, GP II, GP III and Patrick Latterell, the managing member of each of GP I, GP II and GP III and the manager of LVPMC, may be deemed to share voting and dispositive power over the reported securities. Woody, as a member of each of GP I, GP II and GP III, may be deemed to share voting and dispositive power over the reported securities directly owned by LVP I, LVP II, LVP III, Associates and Partners. The address for such entities and persons is c/o LVPMC, LLC, 1 Embarcadero Center, Suite 4050, San Francisco, CA 94111.

(4)

As reported on Schedule 13G filed with the SEC on February 14, 2014 by GlaxoSmithKline plc, with respect to shares held by GlaxoSmithKline LLC. GlaxoSmithKline plc has sole voting and dispositive power over the shares held by GlaxoSmithKline LLC. The address of GlaxoSmithKline plc is 980 Great West Road, Brentford, Middlesex, TW8 9GS, England.

(5)

Based on Schedule 13G filed with the SEC on February 7, 2014 by Vertical Fund I, L.P. (“VFI”) and Vertical Fund II, L.P. (“VF II”) and Form 4 filed with the SEC on March 5, 2014 by Jack W. Lasersohn. The Vertical Group, L.P., a Delaware limited partnership, is the sole general partner of each of VFI and VFII, and The Vertical Group GP, LLC, a Delaware limited liability company, controls The Vertical Group, L.P. The sole members and managers of The Vertical Group GP, LLC are Messrs. Tony M. Chou, Richard B. Emmitt, Jack W. Lasersohn and John E. Runnells, and these four individuals share voting and investment power over certain securities held by The Vertical Group, VFI and VFII, including OncoMed’s securities. Mr. Lasersohn disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for such entities and persons is 106 Allen Road, Suite 207, Basking Ridge, New Jersey 07920.

(6)

As reported on Schedule 13G filed with the SEC on February 10, 2014 by Morgenthaler Partners VII, L.P. (“Morgenthaler VII”), Morgenthaler Management Partners VII, L.L.C. (“MMP VII GP”), Robert C. Bellas, Jr. (“Bellas”), James W. Broderick (“Broderick”), Gary R. Little (“Little”), John D. Lutsi (“Lutsi”), Gary J. Morgenthaler (“Morgenthaler”), Robert D. Pavey (“Pavey”) and Peter G. Taft (“Taft”). MMP VII GP, the general partner of Morgenthaler VII, may be deemed to have sole power to vote and sole power to dispose of shares of the issuer directly owned by Morgenthaler VII. Bellas, Broderick, Little, Lutsi, Morgenthaler, Pavey and Taft are managing members of MMP VII GP and may be deemed to have shared power to vote and shared power to dispose of shares of the issuer directly owned by Morgenthaler VII. The address of such entities and persons is Morgenthaler Ventures, 2710 Sand Hill Road, Suite 100, Menlo Park, California 94025.

(7)

As reported on Schedule 13G filed with the SEC on February 13, 2014 by Phase4 Ventures III General Partner Limited (“Phase4 GP”), Phase4 Partners Limited (“Phase4 Partners”), Phase4 Ventures III LP (“Phase4”) and Phase4 Ventures III GP LP (“Phase4 GPLP”). The general partner of Phase4 is Phase4 GPLP. The general partner of Phase4 GPLP is Phase4 GP. Phase4 GP has appointed Phase4 Partners as its manager. Phase4 Partners, in its capacity as manager of Phase4 GP, ultimately exercises voting and dispositive power over the securities held by Phase4. Phase4 GP, Phase4 Partners and Phase4 GPLP may be deemed to beneficially owned the shares directly owned by Phase4. Each of Denise Pollard-Knight, Charles Sermon, Naveed Siddiqi, Alastair MacKinnon, John Westwater, Jonathan Jones and John Richard, who are the limited partners in Phase4 GPLP and may be deemed to share voting and dispositive power over the reported securities, disclaim beneficial ownership of the reported securities held by Phase4 except to the extent of any pecuniary interest therein. The address for such entities and persons is c/o Phase4 Partners Ltd., Green Park House, 15 Stratton Street, London, W1J 8LQ, UK.

(8)

As reported on Schedule 13G filed with the SEC on February 7, 2014 by Delphi Ventures VIII, L.P. (“DV VIII”), Delphi BioInvestments VIII, L.P. (“DBI VIII”), Delphi Management Partners VIII, L.L.C. (“DMP VIII”) and the general partner of DV VIII and DBI VIII, and James J. Bochnowski (“Bochnowski”), David L. Douglass (“Douglass”), Douglas A. Roeder (“Roeder”) and Deepika R. Pakianathan, Ph.D. (“Pakianathan”), the managing members of DMP VIII. DMP VIII is the general partner of DV VIII and DBI VIII and may be deemed to have sole power to vote and sole power to dispose of shares of the issuer directly owned by DV VIII and DBI VIII. Bochnowski, Douglass, Roeder and Pakianathan, the managing members of DMP VIII, who may be deemed to have shared power to vote and shared power to dispose of the shares directly owned by DV VIII and DBI VIII, disclaim beneficial ownership of the reported securities directly owned by DV VIII and DBI VIII, except to the extent of any pecuniary interest therein. The address for such entities and persons is Delphi Ventures, 3000 Sand Hill Road, #1-135, Menlo Park, CA 94025.

(9)

Consists of: (i) 323,765 shares held by The Paul J. Hastings Living Trust, dated May 1, 2012 (“The Hastings Trust”), (ii) 1,075 shares directly owned by Mr. Hastings and (iii) 212,104 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 21, 2014 by Mr. Hastings. Mr. Hastings has sole voting and dispositive power over the shares held by The Hastings Trust.

(10)	Consists of: (i) 896 shares directly owned by Dr. Dupont and (ii) 185,749 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 21, 2014.
(11)

Consists of: (i) 81,136 shares held by John Allan Lewicki and Jenniffer Joan Lewicki, Trustees of the Lewicki Family Trust dated December 6, 2000 (“The Lewicki Trust”), (ii) 1,792 directly owned by Dr. Lewicki and (iii) 178,646 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 21, 2014 by Dr. Lewicki. Dr. Lewicki has shared voting and dispositive power over the shares held by The Lewicki Trust.

(12)

Consists of the shares described in Note (3) above, except for the 43,859 shares held by LVPMC, and 30,876 shares held by The Woody/Mann-Moore Family 2006 Trust (“The Woody Trust”). Dr. Woody, a member of each of GP I, GP II and GP III, may be deemed to share voting and dispositive power over the shares described in Note (3), except for the shares held by LVPMC. Dr. Woody disclaims beneficial ownership of the shares directly owned by LVP I, LVP II, LVP III, Associates and Partners except to the extent of any pecuniary interest therein. Dr. Woody and Suzanne Mann-Moore share voting and dispositive power over the shares held by The Woody Trust.

(13)

Consists of (i) 592,953 shares held by Adams Street V, L.P. (“AS V”) and (ii) 641,750 shares held by Adams Street 2006 Direct Fund, L.P. (“AS 2006”). The shares of stock owned by AS V and AS 2006 may be deemed to be beneficially owned by Adams Street Partners, LLC, the general partner of AS V and the managing member of the general partner of AS 2006. David Brett, Jeffrey T. Diehl, Elisha P. Gould III, Michael S. Lynn, Robin Murray, Sachin Tulyani, Craig D. Waslin and David S. Welsh, each of whom is a partner of Adams Street Partners, LLC (or a subsidiary thereof) may be deemed to have shared voting and investment power over the shares. Adams Street Partners, LLC and David Brett, Jeffrey T. Diehl, Elisha P. Gould III, Michael S. Lynn, Robin Murray, Sachin Tulyani, Craig D. Waslin and David S. Welsh disclaim beneficial ownership of the shares except to the extent of their pecuniary interest therein. The address of each of the persons and entities affiliated with Adams Street Partners is One North Wacker Drive, Suite 2200, Chicago, IL 60606-2823.

(14)	Consists of 3,055 shares that may be acquired pursuant to the exercise of a stock option within 60 days of April 21, 2014 by Dr. Lasky.
(15)

Includes: (i) 16,995,503 shares directly owned by entities affiliated with certain of our directors, (ii) 30,876 shares directly owned by The Woody Trust, (iii) 527,539 shares beneficially owned by our current executive officers and (iv) 1,258,517 shares that may be acquired by our current executive officers and one of our directors pursuant to the exercise of stock options within 60 days of April 21, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2013, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are OncoMed stockholders may be “householding” our proxy materials. A single proxy statement and annual report may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, OncoMed Pharmaceuticals, 800 Chesapeake Drive, Redwood City, California 94063 or (3) contact our Investor Relations department by telephone at (650) 888-0902. Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the board of directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Annual Reports

Our 2013 Annual Report on Form 10-K (which is not a part of our proxy soliciting materials) will be mailed with this Proxy Statement to those stockholders that request and receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access the Annual Report and this Proxy Statement on the website referenced on the Notice of Internet Availability of Proxy Materials. The Annual Report and this Proxy Statement are also available on the “Financial Information” section on our investor relations website at http://investor.shareholder.com/oncomed/ and at the SEC’s website at www.sec.gov.

Upon written request by an OncoMed stockholder, we will mail without charge a copy of our 2013 Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to our General Counsel, 800 Chesapeake Drive, Redwood City, California 94063.

By Order of the Board of Directors

/s/ Paul J. Hastings
Paul J. Hastings Chairman and Chief Executive Officer

April 28, 2014

OncoMed PHARMACEUTICALS

IMPORTANT ANNUAL MEETING INFORMATION 000004

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on June 18, 2014.

Vote by Internet

Go to www.envisionreports.com/OMED

Or scan the QR code with your smartphone

Follow the steps outlined on the secure website

Vote by Telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card 1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board recommends a vote FOR all the nominees under Proposal 1 and FOR Proposal 2. +

1. Election of two Class I directors to hold office until the 2017 annual meeting of stockholders:

01 - Elisha P. (“Terry”) Gould III For Withhold

02 - Michael S. Wyzga For Withhold

2. Ratify selection of Ernst & Young LLP as the company’s independent registered accounting firm for the fiscal year ending December 31, 2014. For Against Abstain

B Non-Voting Items

Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and Annual Report on Form 10-K are available at

www.envisionreports.com/OMED

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

OncoMed PHARMACEUTICALS

Proxy – OncoMed Pharmaceuticals, Inc.

OncoMed Pharmaceuticals, Inc.

800 Chesapeake Drive

Redwood City, CA 94063

Proxy Solicited by Board of Directors for 2014 Annual Meeting of Stockholders – June 18, 2014

Paul J. Hastings, Sunil Patel and Alicia J. Hager, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2014 Annual Meeting of Stockholders of OncoMed Pharmaceuticals, Inc. to be held on June 18, 2014 or at any postponement or adjournment thereof. Each of Proposals 1 and 2 are proposed by OncoMed Pharmaceuticals, Inc.

This proxy, when properly executed, will be voted in the manner directed herein. If no such directions are indicated, the holders of this proxy will have authority to vote FOR all nominees under Proposal 1 and FOR Proposal 2. In their discretion, the holders of this proxy are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)